Assignment of Patent Assignment Agreement

This Patent Assignment Agreement assignment is made and entered into as of May 13, 2010 by and between Hydrodynamic Technology, Inc. ("Transferor") and Cavitation Technologies, Inc. ("Transferee").

Whereas On July 1, 2008 Transferor obtained a patent assignment for cavitation technologies as further described in the Patent Assignment Agreement dated July 1, 2008 between Igor Gorodnitsky and Transferor ("Assignment Agreement");

Whereas, Transferor wishes to assign all its duties and obligations under the Assignment Agreement to Transferee so that Transferee may benefit from the technology described in the Assignment Agreement;

Whereas, Transferee desires to assume all the right and obligations of the Assignment Agreement; and

Now, therefore, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge the parties agree as follows:

1. Transferor assigns all its rights, title and interests under the Assignment Agreement to Transferee.
2. Transferee assumes all of Transferors rights, titles, interests and obligations under the Assignment Agreement.
3. Transferor will assist Transferee in any reasonable manner to obtain for Transferee's benefit legal protection for the resulting patents and will execute, when requested, and lawful documents deemed necessary by Transferee to carry out the purpose of this assignment.

TRANSFEREE
CAVITATION TECHNOLOGIES, INC.

Roman Gordon, CEO

TRANSFEROR
HYDRODYNAMIC
TECHNOLOGY, INC

Roman Gordon, CEO

Agreed and Acknowledged:

Igor Gorodnitsky